                                                                   EXHIBIT 10.19

                              SYMPOSIUM CORPORATION
                                 410 PARK AVENUE
                                    SUITE 830
                            NEW YORK, NEW YORK 10022



                                          July 18, 2000

Lancer Offshore Inc.
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Capital Research, Ltd.
27241 Paseo Peregrino
San Juan Capo, California  92675

Mr. Gary Herman
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Mr. Joseph Giamanco
c/o GHM, Inc.
74 Trinity Place, 20th Floor
New York, New York  10006

Gentlemen:

      Reference is made to the Certificate of Designation (the "Certificate") creating the series of preferred stock of Symposium Corporation, a Delaware corporation (the "Company"), designated as the Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Shares"), the Term Sheet (the "Term Sheet") describing the terms upon which the Series C Shares were offered and sold to each of you (the "Series C Holders") and the Letter Agreements, dated as of April 24, 2000 (the "April 24 Agreement") and May 30, 2000 (the "May 30 Agreement") to which we are parties. The Certificate, the Term Sheet, the "April 24 Agreement and the May 30 Agreements are hereinafter collectively referred to as the "Documents."

      This letter (the "Letter Agreement") sets forth our agreement as follows:

            1. The Documents provide that, if the Company fails to redeem the Series C Shares in full on or prior to December 26, 2000 (such failure, a "Redemption Default"), the conversion price of the Series C Shares (the "Conversion Price") shall be reduced to $0.25 per share. By their execution and delivery hereof, the Series C Holders hereby agree that the occurrence of a Redemption Default shall not trigger any reduction in the Conversion Price from the price in effect immediately prior to such Redemption Default. Accordingly, notwithstanding any provision of the Documents to the contrary, upon conversion of the Series C Preferred Stock (whether such conversion occurs prior to, on or subsequent to December 26, 2000), the effective Conversion Price will be continue to be $1.00 per share (subject to anti-dilution adjustments as provided in the Documents upon the occurrence of any of the events described therein).

            2. The Series C Holders hereby confirm that, by their execution and delivery of this Letter Agreement, they irrevocably waive any default by the Company under the Documents arising out of or relating to the failure by the Company to issue Conversion Shares at a Conversion Price of $0.25 per share following a Redemption Default by the Company.

            3. Each Series C Holder agrees that it will not transfer any Series C Shares unless and until (a) the proposed transferee has agreed in writing to be bound by the agreements of the Series C Holders and waivers of such Holders set forth in the April 24 Agreement and the May 30 Agreement, as well as provisions of paragraphs 1 and 2 above fully and to the same extent as the transferring Series C Holder is so bound and (b) the transferring Series C Holder has caused a copy of such agreement to be delivered to the Company. Any transfer in violation of the immediately preceding sentence will be void and will not be recognized by the Company.

            4. In consideration for the agreements of each Holder set forth herein, the Company hereby agrees to issue to each Holder, promptly following the execution and delivery of this Letter, an aggregate of 1,523,750 shares of Common Stock, pro rata in accordance with the respective numbers of shares of Series C Preferred Stock owned by each of them. The shares of Common Stock issuable pursuant to this paragraph 3, together with the shares of Series C Preferred Stock and Common Stock issuable to Capital Research Ltd. pursuant to paragraph 4 below, are hereinafter referred to collectively as the "Additional Shares." All Additional Shares issuable to the Holders (as well as the shares of Common Stock into which the shares of Series C Preferred Stock issuable to Capital Research Ltd. pursuant to paragraph 5 below are convertible) will be entitled to the same registration rights as the shares of Common Stock issuable to the Holders upon conversion of the Series C Shares pursuant to the Documents.

            5. In connection with the consummation of the transactions contemplated by this Letter, the Company also agrees to pay a fee to Capital Research Ltd. equal to $150,000, such fee to be payable through the issuance of an aggregate of 1,500 shares of Series C Preferred Stock plus an "equity kicker" of 50,000 shares of Common Stock.

            6. Except as expressly provided herein, the Documents will remain in full force and effect as originally executed and delivered by the parties hereto. This Letter Agreement supersedes any prior understanding or agreement, written or oral, among the parties hereto relating to the subject matter hereof.

            7. Each of the Holders each hereby severally represents to the Company, on behalf of itself, that such Holder is (and on each date of issuance of such Additional Shares will be) an "accredited investor" within the meaning of Regulation D, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the
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"Act"), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Additional Shares; that such Holder is acquiring the Additional Shares to be issued to such Holder for investment and without a view to the sale, assignment, transfer or other distribution thereof; the Additional Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with the applicable securities laws of any state or other jurisdiction, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required and such compliance has been obtained. The Company may affix an appropriate legend to any certificate(s) representing the Additional Shares to reflect the foregoing.

            8. This Letter Agreement will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any claims or disputes relating in any way to this Agreement shall be submitted to the New York State courts or the United States District Court for the Southern District of New York. The parties hereby consent to such venue and the personal jurisdiction of such courts and agree not to contest such venue or assert any claim to move the claim or dispute to another venue or forum.

            If the foregoing correctly sets forth our understanding, please so indicate by signing an enclosed counterpart of this Letter Agreement and returning it to the undersigned, whereupon it will constitute a binding agreement between us. This Letter Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                                    Very truly yours,

                                    SYMPOSIUM CORPORATION


                                    By:/s/ Ronald Altbach
                                       ------------------
                                       Ronald Altbach
                                        Chairman of the Board and Chief
                                        Executive Officer
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Accepted and agreed to as of the date first above written:

LANCER OFFSHORE, INC.


By: /s/ M. Lauer
    --------------------------------


CAPITAL RESEARCH, LTD.


By: /s/ Bruce D. Cowen
    -------------------------------


 /s/ Joseph Giamanco
----------------------------------
JOSEPH GIAMANCO


 /s/ Gary Herman
----------------------------------
GARY HERMAN





[Signature Page of Letter Agreement, dated as of July 18, 2000, among Symposium Corporation and the Holders of the Series C Preferred Shares]
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                                                                    EXHIBIT 99.6


SYMPOSIUM                                      410 PARK AVENUE, SUITE 830
CORPORATION                                    NEW YORK, NEW YORK 10022-4407
                                               WWW.SYMPOSIUMCORP.COM
                                               TELEPHONE (212) 752-2601
                                               FAX             (212) 754-9906




August 3, 2000


Executive Management Services and
Rupert Galliers-Pratt
Bennet House
54 St. James Street
London, England

Dear Rupert,

This letter will confirm our mutual agreement to the following:

   1. The Consulting Agreement dated as of January 1, 1999 between Symposium Corporation ("Symposium") and Executive Management Services ("EMS") was terminated effective January 28, 2000, except for the covenants of EMS and Rupert Galliers-Pratt ("RGP") in Sections 6 and 7 thereof, which shall continue and be binding for the full terms thereof.

   2. As consideration for any and all amounts which may be owing to EMS or to RGP under the Consulting Agreement, Symposium will pay to EMS and RPG the sum of $250,000, payable (i) $105,000 on the date hereof, (ii) $15,000 per month for 9 months, beginning on August 31, 2000 and continuing on the last day of each month through April 30, 2001, and (iii) a final payment of $10,000 on May 31, 2001.

   3. Symposium will pay RGP's past travel expenses itemized on Schedule I attached.

   4. The only Symposium stock options granted to EMS or RGP which have vested are the options for 200,000 shares granted to EMS on December 3, 1998. All other Symposium stock options previously granted to EMS or RGP have not vested and have terminated.

   5. Symposium will issue to Executive Management Services a warrant to purchase 125,000 shares of Symposium common stock at a price of $2.50 per share.

   6.  RGP will cause UK Value ("UKV"), a U.K. company, to issue to Symposium a warrant to purchase 125, 000 shares of UKV's, common stock at a price of L1 per share.
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   7. (a) In consideration of this agreement and for other good and valuable consideration, Symposium for itself and its successors and assigns hereby releases, remises and forever discharges EMS and RGP, their respective heirs, executors, predecessors, successors and assigns, and each and every of EMS's past, present and future parents, subsidiaries, affiliates and divisions, as applicable, from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, duties, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, whether at law or equity, or otherwise known or unknown, by reason of any matter or thing whatsoever which Symposium has or had against any of them except for (i) EMS's and RGP's obligations under this agreement and (ii) EMS's and RGP's obligations under Sections 6 and 7 of the Consulting Agreement.

      (b) In consideration of this agreement, and for other good and valuable consideration, EMS and RGP for themselves and their respective parents, subsidiaries, affiliates and predecessors, and the heirs, executors, representatives, successors and assigns of the foregoing, hereby release, remise and forever discharge Symposium, its predecessors, successors (by merger or otherwise) and assigns, and each and every of their respective past, present and future parents, subsidiaries and affiliates, as applicable, in which any of them has, had or may have any interest, and the present and future directors, officers, employees, agents, professional advisers, servants and shareholders of each and every one of them, as applicable, from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, duties, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, whether at law or equity, or otherwise known or unknown by reason of any matter or thing whatsoever which any of them has or had against any of them, except for obligations under this agreement.

   8. (a) All notices, requests, demands and other communications given pursuant to this agreement shall be given and effective as provided in the Consulting Agreement.

      (b) This agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this agreement have been relied upon by any party to this agreement. This agreement can only be amended in writing signed by all of the parties.

      (c) In the event that any provision or portion of this agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      (d) This agreement has been made and entered into in the State of New York and shall be construed in accordance with the laws of the State of New York, without regard to conflict of law principles. The state and federal courts located in Manhattan, New York City, New York shall have exclusive jurisdiction over all disputes arising out of this agreement and the parties hereto consent to such jurisdiction and venue.

      (e) The various captions of this agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this agreement.

      (f) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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      (g) If any action or proceeding is brought to enforce or interpret any provision of this agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The prevailing party is the party who is entitled to recover its costs in the action or proceeding. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

      (h) All capitalized terms used and not defined herein shall have the meanings given them in the Consulting Agreement.

      (i) No failure to exercise or delay in exercising any right, power or remedy shall constitute a waiver thereof or of any other right, power or remedy; any such waiver can only be made expressly and in writing.

                                    Sincerely,



                                    By: /s/ Ronald Altbach
                                       -----------------------------------------
                                            Ronald Altbach
                                            Chief Operating Officer

                                    Accepted and Agreed:

                                    Executive Management Services



                                    By: /s/ Rupert Galliers-Pratt
                                       -----------------------------------------
                                    Its: on behalf of Executive Management
                                               Services

Witness:



                                      /s/ Rupert Galliers-Pratt
                                    --------------------------------------------
                                    Rupert Galliers-Pratt